    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY   , 1998


                                   REGISTRATION NOS. 333-42713, -01, -02 AND -03

          POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-14617
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                    FORM S-3

                   AMENDMENT NO. 1 TO REGISTRATION STATEMENT

                       AND POST-EFFECTIVE AMENDMENT NO. 1
                        UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                          EL PASO NATURAL GAS COMPANY
                         EL PASO ENERGY CAPITAL TRUST I
                        EL PASO ENERGY CAPITAL TRUST II
                        EL PASO ENERGY CAPITAL TRUST III
             (Exact name of registrant as specified in its charter)

                       DELAWARE                                                74-0608280
                       DELAWARE                                                76-6133070
                       DELAWARE                                                76-6133071
                       DELAWARE                                                76-6133072
   (State or other jurisdiction of incorporation or               (I.R.S. Employer Identification No.)
                     organization)
                                                                           BRITTON WHITE, JR.
                EL PASO ENERGY BUILDING                       EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                    1001 LOUISIANA                                       EL PASO ENERGY BUILDING
                 HOUSTON, TEXAS 77002                                        1001 LOUISIANA
                    (713) 757-2131                                        HOUSTON, TEXAS 77002
  (Address, including zip code, and telephone number,                        (713) 757-2131
    including area code, of registrant's principal          (Name, address, including zip code, and telephone
                  executive offices)                       number, including area code, of agent for service)

                             ---------------------

                                   Copies to:

                               G. MICHAEL O'LEARY
                             ANDREWS & KURTH L.L.P.
                             600 TRAVIS, SUITE 4200
                              HOUSTON, TEXAS 77002
                                 (713) 220-4360
                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, as determined in light of market conditions and other factors.
                             ---------------------
    If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------
    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                             ---------------------


    Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included in this registration statement is a combined prospectus relating also to approximately $250 million of securities previously registered pursuant to the Registration Statement on Form S-3 (File No. 333-14617) and not issued, which other registration statement, as amended, previously filed by El Paso Natural Gas Company has been declared effective.

    This registration statement constitutes post-effective amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-14617) pursuant to which the total amount of securities previously registered thereunder may be offered as Senior Debt Securities, Subordinated Debt Securities, Preferred Stock of EPG and Common Stock of EPG without limitation as to class of securities, together with the securities registered hereunder, through the use of the combined Prospectus included herein. In the event any such previously registered securities is offered prior to the effective date of this registration statement, they will not be included in any Prospectus hereunder.
================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than selling or underwriting discounts and commissions, to be incurred by EPG in connection with the issuance and distribution of the Securities being registered. All amounts shown are estimated except the Commission registration fee.

Securities and Exchange Commission registration fee.........  $191,750
Blue Sky expenses, including legal fees.....................         *
Printing and engraving expenses.............................         *
Legal fees and expenses.....................................         *
Rating agency fees..........................................         *
Accounting fees and expenses................................         *
Trustee's fees and expenses.................................         *
Miscellaneous...............................................         *
                                                              --------
          Total.............................................  $      *
                                                              ========

---------------

* To be furnished by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, rules, or proceedings, whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement, or otherwise.

     Article X of EPG's By-laws require indemnification to the full extent permitted under Delaware law as from time to time in effect. Subject to any restrictions imposed by Delaware law, the By-laws of EPG provide an unconditional right to indemnification for all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by any person in connection with any actual or threatened proceeding (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving as a director, officer, or employee of EPG or that, being or having been such a director or officer or an employee of EPG, such person is or was serving at the request of EPG as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including an employee benefit plan. The By-laws of EPG also provide that EPG may, by action of its Board of Directors, provide indemnification to its agents with the same scope and effect as the foregoing indemnification of directors and officers.

     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

     Article 10 of EPG's Restated Certificate of Incorporation, as amended, provides that to the full extent that the Delaware General Corporation Law, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of EPG shall not be liable to EPG or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such Article 10 shall not adversely affect any right or protection of a director of EPG for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     EPG maintains directors' and officers' liability insurance which provides for payment, on behalf of the directors and officers of EPG and its subsidiaries, of certain losses of such persons (other than matters uninsurable under law) arising from claims, including claims arising under the Securities Act, for acts or omissions by such persons while acting as directors or officers of EPG and/or its subsidiaries, as the case may be.

     Reference is made to Exhibits 1.1, 1.2 and 1.3 hereto, respectively, which contain provisions for indemnification of EPG, and its directors, officers, and any controlling persons, against certain liabilities for information furnished by the underwriters and/or agents, as applicable, expressly for use in the Prospectus Supplements.

ITEM 16. EXHIBITS


      EXHIBIT NO.                                  EXHIBIT
      -----------                                  -------
          1.1            -- Form of EPG Debt Securities Underwriting Agreement**
          1.2            -- Form of EPG Equity Securities Underwriting Agreement**
          1.3            -- Form of Trust Preferred Securities Underwriting
                            Agreement**
          4.1            -- Indenture dated November 13, 1996 between EPG and The
                            Chase Manhattan Bank, as Trustee (incorporated by
                            reference to Exhibit 4.1 of EPG's Current Report on Form
                            8-K, File No. 1-2700, filed November 13, 1996)
          4.2            -- Form of Subordinated Indenture between EPG and The Chase
                            Manhattan Bank, as Trustee (including form of
                            subordinated security)*
          4.3            -- Certificate of Trust of El Paso Energy Capital Trust I*
          4.4            -- Declaration of Trust of El Paso Energy Capital Trust I,
                            dated as of December 10, 1997*
          4.5            -- Certificate of Trust of El Paso Energy Capital Trust II*
          4.6            -- Declaration of Trust of El Paso Energy Capital Trust II,
                            dated as of December 10, 1997*
          4.7            -- Certificate of Trust of El Paso Energy Capital Trust III*
          4.8            -- Declaration of Trust of El Paso Energy Capital Trust III,
                            dated as of December 10, 1997*
          4.9            -- Form of Amended and Restated Declaration of Trust
                            (including form of Trust Preferred Security) (Agreements
                            for El Paso Energy Capital Trust I, El Paso Energy
                            Capital Trust II and El Paso Energy Capital Trust III are
                            substantially identical except for names and dates)**
          4.10           -- Form of Trust Preferred Securities Guarantee Agreement to
                            be issued by EPG (Agreements for El Paso Energy Capital
                            Trust I, El Paso Energy Capital Trust II and El Paso
                            Energy Capital Trust III are substantially identical
                            except for names and dates)**
          4.11           -- Restated Certificate of Incorporation of EPG
                            (incorporated by reference to Exhibit 3.A of EPG's Form
                            10-K for the fiscal year ended December 31, 1991, File
                            No. 1-2700, filed January 29, 1992); Certificate of
                            Designation, Preferences and Rights of Series A Junior
                            Participating Preferred Stock of EPG, dated July 7, 1992
                            (incorporated by reference to Exhibit 3.A.1 of EPG's Form
                            10-K for the fiscal year ended December 31, 1992, File
                            No. 1-2700, filed February 3, 1993)

      EXHIBIT NO.                                  EXHIBIT
      -----------                                  -------
          4.12           -- By-laws of EPG, as amended October 22, 1997 (incorporated by reference to Exhibit 3.B of EPG's Form 10-Q for the
                            quarter ended September 30, 1997, File No. 1-2700, filed
                            November 13, 1997)
          4.13           -- Amended and Restated Shareholder Rights Agreement, dated as of July 23, 1997, between EPG and The First National
                            Bank of Boston, as Rights Agent (incorporated by
                            reference to Exhibit 1 of EPG's Form 8-A/A, File No.
                            1-2700, filed August 13, 1997)
          5.1            -- Opinion of Andrews & Kurth L.L.P. as to the legality of the Common Stock, Preferred Stock, Senior Debt
                            Securities, Subordinated Debt Securities and Trust
                            Guarantee**
          5.2            -- Opinion of Potter Anderson & Corroon as to the legality of the Trust Preferred Securities**
          8.1            -- Opinion of Andrews & Kurth L.L.P. as to certain federal income tax matters**
         12.1            -- Computation of Ratio of Earnings to Fixed Charges and
                            Ratio of Earnings to Combined Fixed Charges and Preferred
                            and Preference Stock Dividend Requirements*
         23.1            -- Consent of Coopers & Lybrand L.L.P.*
         23.2            -- Consent of Andrews & Kurth L.L.P. (included in Exhibits
                            5.1 and 8.1)
         23.3            -- Consent of Potter Anderson & Corroon (included in Exhibit
                            5.2)
         24.1            -- Powers of Attorney (included on signature page)
         25.1            -- Form T-1 Statement of Eligibility of The Chase Manhattan
                            Bank*
         25.2            -- Form T-1 Statement of Eligibility of Chase Manhattan Bank
                            Delaware**


---------------


 * Previously filed.



** To be filed as an exhibit to EPG's Current Report on Form 8-K in connection with and prior to a specific offering.



ITEM 17. UNDERTAKINGS


     A. The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (b) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

             (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs A(l)(a) and A(l)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registration hereby undertakes that, for purposes of determining any liability under the Securities Act, such filing of EPG's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 15, 1998.


                                            EL PASO NATURAL GAS COMPANY


                                            By:    /s/ WILLIAM A. WISE*

                                              ----------------------------------
                                                       William A. Wise
                                                    Chairman of the Board
                                                 and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates as indicated.



                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----

                /s/ WILLIAM A. WISE*                     Chairman of the Board,        January 15, 1998
-----------------------------------------------------      Chief Executive Officer
                   William A. Wise                         and Director

               /s/ RICHARD OWEN BAISH*                   President                     January 15, 1998
-----------------------------------------------------
                 Richard Owen Baish

                 /s/ H. BRENT AUSTIN                     Executive Vice President      January 15, 1998
-----------------------------------------------------      and Chief Financial
                   H. Brent Austin                         Officer

               /s/ JEFFREY I. BEASON*                    Vice President and            January 15, 1998
-----------------------------------------------------      Controller (Chief
                  Jeffrey I. Beason                        Accounting Officer)

                /s/ BYRON ALLUMBAUGH*                    Director                      January 15, 1998
-----------------------------------------------------
                  Byron Allumbaugh

              /s/ JUAN CARLOS BRANIFF*                   Director                      January 15, 1998
-----------------------------------------------------
                 Juan Carlos Braniff

                 /s/ PETER T. FLAWN*                     Director                      January 15, 1998
-----------------------------------------------------
                   Peter T. Flawn

                /s/ JAMES F. GIBBONS*                    Director                      January 15, 1998
-----------------------------------------------------
                  James F. Gibbons

                  /s/ BEN F. LOVE*                       Director                      January 15, 1998
-----------------------------------------------------
                     Ben F. Love


               /s/ KENNETH L. SMALLEY*                   Director                      January 15, 1998
-----------------------------------------------------
                 Kenneth L. Smalley

                 /s/ MALCOLM WALLOP*                     Director                      January 15, 1998
-----------------------------------------------------
                   Malcolm Wallop

              *By: /s/ H. BRENT AUSTIN                                                 January 15, 1998
  ------------------------------------------------
                   H. Brent Austin
  (Pursuant to a power of attorney filed with this
    Registration Statement on December 19, 1997)


                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, El Paso Energy Capital Trust I certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 15, 1998.


                                            El Paso Energy Capital Trust I

                                            By: El Paso Natural Gas Company, as
                                            Sponsor

                                            By:     /s/ H. BRENT AUSTIN
                                              ----------------------------------
                                                       H. Brent Austin
                                                   Executive Vice President
                                                 and Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, El Paso Energy Capital Trust II certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 15, 1998.


                                            El Paso Energy Capital Trust II

                                            By: El Paso Natural Gas Company, as
                                            Sponsor

                                            By:     /s/ H. BRENT AUSTIN
                                              ----------------------------------
                                                       H. Brent Austin
                                                   Executive Vice President
                                                 and Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, El Paso Energy Capital Trust III certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 15, 1998.


                                            El Paso Energy Capital Trust III

                                            By: El Paso Natural Gas Company, as
                                            Sponsor

                                            By:     /s/ H. BRENT AUSTIN
                                              ----------------------------------
                                                       H. Brent Austin
                                                   Executive Vice President
                                                 and Chief Financial Officer